Form C

Cover Page

Name of issuer:

iGenApps Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/26/2012

Physical address of issuer:

7561 Ladson Terrace
Lake Worth FL 33467

Website of issuer:

http://igenapps.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

11/18/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$43,146.00	$89,100.00
Cash & Cash Equivalents:	$3,146.00	$89,100.00
Accounts Receivable:	$0.00	$40,000.00
Short-term Debt:	$23,651.00	$21,555.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$68,361.00	$18,040.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($30,590.00)	($18,460.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

iGenApps Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Norman Ortiz	CEO	iGenApps	2012
Martijn van Halen	CTO	iGenApps	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Norman Ortiz	CEO	2012
Norman Ortiz	president	2012
Norman Ortiz	secretary	2012
Martijn van Halen	CTO	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Norman Ortiz	2,240,833 shares of Common Stock	84.2

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> - iGenApps already profitable, but not enough to grow as fast as we want to grow to stay ahead of the competition. Investors won't see a return until the company is acquired or becomes substantially profitable and starts paying dividends to shareholders.
>
> - Our customers who create an app for their business may not be growing enough to make a lot of money.
>
> - The possibility that a bigger company would grab most of the marker share on our space. iGenApps operates in a sector where other participants create competition. The company operates in a market that is growing and will attract competition. Competition is driven by proprietary technologies and knowhow, capabilities, consistency of operational performance, quality, price, value, alternative therapies, and speed. Some competitors may have greater financial, research and development, operational and marketing resources than iGenApps and be able to bring competing products to market.

- iGenApps success is dependent upon the retention and addition of high quality employees.

- iGenApps is dependent upon the continued support and involvement of key management, engineering staff, and employees of all types. iGenApps' success and ability to compete is dependent on its continuing ability to identify, attract, hire, train, retain and motivate highly qualified employees with knowledge of the businesses in which iGenApps operates. If any of iGenApps' key personnel were to cease their employment with iGenApps, iGenApps' business may be adversely affected.

- iGenApps' business model is dependent on its ability to sell web advertisements. Web ad revenue is correlated with site traffic. Therefore our ability to earn money is dependent on our ability to drive traffic and installs to iGenApps. Insufficient users and traffic to iGenApps would negatively impact our business, prospects, results of operations and financial condition.

- In the past, iGenApps has obtained sufficient capital for operations primarily from investors. Future operations depend on iGenApps's ability to increase revenue. While iGenApps may consider funding its business in future through a combination of debt and equity financing, there can be no assurance that such additional financing will be obtained.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: Execute a growth hacking marketing strategy. Goal is to reach 1 Million new users.

If we raise: **$250,000**

Use of Proceeds: Hire a new software engineer to work full time on the new Android version. Goal is to Increase conversion rate by 50%

If we raise: **$500,000**

Use of Proceeds: Add 1 additional software engineer to work on enhancements and improving our features and the app network community. We will add a full time community manager to grow our user engagement and increase our user base. Expand our global reach to Russia, India, China and Japan (an untapped market of 2 billion people).

If we raise: **$750,000**

Use of Proceeds: Investments in marketing, etc. Goal is to hit $500,000 in sales after 12 months.

If we raise: **$1,000,000**

Use of Proceeds: Hire additional software engineers to advance the product

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$4.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights and cannot modify the terms of the SAFEs. Investors in the Company's other securities do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock				No
Common Stock	3000000	2,660,833	Yes	No
Other				
				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	105,000
Options:	187,500
Other Rights:	

Describe any other rights:

The 105,000 warrants will convert to 3% ownership of the company upon a merger or acquisition.

Describe any other rights:

The 105,000 warrants will convert to 3% ownership of the company upon a merger or acquisition.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible note of $17,056, was issued on 7/2014 and matures on 1/1/2018, 7% interest rate.
We also need to pay the Founder Institute $4,500 after completing this round.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2014	Section 4(a)(2)	Convertible Note	$17,055	General operations
5/2016	Section 4(a)(2)	Priced Round	$46,554	General operations
5/2016	Section 4(a)(2)	SAFE	$70,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

On October 25, 2016, the Company advanced $40,000 to iGen, LLC, its subsidiary in charge of Research and development projects for iGenApps, Inc., to help funding the ongoing research and development project costs in excess of grant received from the Puerto Rico Science, Technology, and Research Trust.

In 2017 iGenApps Inc., received from its subsidiary iGen LLC, the repayment of the advance issued for $40,000. The Company maintains the amount received in a reserve account.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview:

We are a growing provider of a software-as-a-service (SAAS) technology-enabled business-to-consumer (B2C) solutions for building mobile apps from mobile devices. We leverage our proprietary technology, deep expertise and robust infrastructure to help individuals, business owners and teachers to do their own mobile apps with a Do-it-yourself (DIY) solutions.

Our subscription user base represented 80% of our total revenue and premium services represented 20% of our total revenue during 2015 and 2016, Our app generation mobile app - APPER, started generating revenue in 2014 with a different business model but, once the subscription model was introduced, we have been growing organically month-over-month at around 10-20% since 2015. APPER consist primarily on a simple DIY interface that connects with a cloud SaaS backend that generates over 3 million API calls every month from our active users. While we are building the new version of APPER to launch in early 2017, our profits have rapidly grown after creating a unique automated method of app compilation that allows us to focus our time in other new features and improvements to better serve our customers. We originally founded our business in 2012. Since that time, we had achieved the following key milestones in the development of our business:

- US Utility Patent approved on our unique method of mobile app development through mobile devices
- US Utility Patent approved to extent our protection on mobile app content updates from mobile devices and app creation through wearable devices.
- Over 1 million downloads from over 140 countries
- 3 million API calls per month
- Over 2,000 active paying subscribers
- 10-25% organic growth month-over-month

We expect to continue growing our business although, there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Trends and Uncertainties

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- General risks affecting the technology industry (including, without limitation, the inability to gain and retain customers, dependence on client's financial condition, and awareness of our products);
- The Company's ability to obtain financing, enter into joint arrangements in relation to or self-fund the development or acquisition of new technology;
- Risks associated with the timing and amount of revenue generated and the resulting gains/losses associated with sales;
- Failure to manage effectively our growth and expansion into new markets or to integrate acquisitions successfully;
- Risks and uncertainties affecting property development and construction (including, without limitation, project delays, cost overruns);
- Risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets;
- Costs of compliance with laws and regulations;
- Potential liability for uninsured losses; and
- Risks associated with our dependence on key personnel whose continued service is not guaranteed.

Liquidity.

Cash: Substantially all of the Company's cash is held in a large, widely recognized bank, which management considers financially stable. Cash balances were approximately $89,100 and $3,146 as of December 31, 2015 and 2016, respectively.

Accounts Receivable:Accounts receivable consist of amounts the Company has invoiced to customers for services and which the Company has not yet collected. Such amounts totaled approximately $0 and approximately $40,000 at December 31, 2015 and 2016, respectively.

We expect that the proceeds of this offering will improve our liquidity and provide additional capital to pursue platform development, sales and marketing and partner ecosystem development. The proceeds of this offering are necessary to the viability of our business, it will be integral to growing our revenue and gross margin over the next couple of years.

The company raises $17,055 on a convertible note with a 4.5mm cap and a 7% interest rate in 2014, $46,554 in equity at a $4.5mm valuation in 2016, and $70,000 on a SAFE with a $4.5mm valuation cap in 2016.

Historical Results of Operations.

iGenApps' consolidated revenue were at $18,040 in 2015 and $68,361 in 2016. Net income stood at a loss of $18,460 & $30,590.

We expect our revenue to grow at increasing rates in the current fiscal year and in the coming fiscal years, due to our upcoming new platform revenue growth addition to our existing revenue stream.

Run Rate and Burn Rate.
As of May 18th 2017, our Cash on Hand was $55,000. Burn rate $11,000/month. We hit profitability in early 2017. We anticipate expenses to continue at the current level but will increase with the proceeds of this offering. Our Cash flow is positive.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://igenapps.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Wefunder Crowdfunding SAFE

Appendix C: Financial Statements & Tax Returns

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Martijn van Halen
- Norman Ortiz

Appendix E: Supporting Documents


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INVEST IN IGENAPPS
Code-less Platform to help anyone create their own mobile app
$0
raised of $100K goal
$100 min
INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$4.5M valuation cap

A SAFE gives you the right to future shares in iGenApps. If you invest, you're betting the company will be worth more than $4.5M in the future.

INVESTOR PERKS

$500+	Shirt & Cap with company logo
$1,000+	Unlimited Apps for a life (all services and subscription included)
$2,000+	Sweepstake to win an iPad Pro
$5,000+	Meet the team and help shape the future of iGenApps
$10,000+	1 week Amazing Trip to Puerto Rico with Concierge

"We allow anyone—regardless of their coding expertise—to create powerful, content-driven mobile apps for their growing brand. Traditional brick-and-mortar businesses, bloggers, and freelancers can now connect with their fans, followers and customers straight from their mobile device. Our own app, "Apper," has already been downloaded over a million times, with 2,000 new downloads everyday. We're poised to be the go-to solution for brands to grow their mobile users.



Norman Ortiz
CEO, IGENAPPS

OUR AMBITION

Services like Wix, Weebly and Squarespace changed the game for website creation. Now, we're seeing smartphones playing a bigger role in our lives. The mobile market is expanding so rapidly we foresee mobile apps becoming a critical asset for a business' success, like the websites are today. We're streamlining the process of building an app by putting it, literally, in the hands of every business owner. We see a future where every business will have a mobile app, with iGenApps powering them all.

KEY FACTS

- 1 million downloads so far; 2,000 new downloads everyday
- 950,000 registered users building their own apps
- Over 2 million API calls each month
- 2 U.S. patents protecting mobile app-builder concept
- Named Best Productivity App by IMAA, April 2017

igenapps.com

TECH SOFTWARE INFRASTRUCTURE B2B MOBILE

WHY I LIKE IGENAPPS

Norman and his team of hustlers and tech savvies are changing the way business owners are having a mobile presence for their business. Rather than hiring expensive mobile app developers to create a mobile app, they are disrupting this industry by letting basically anyone, with a mobile phone or tablet, capable of creating beautiful and functional mobile apps without ever coding. Norman's design and engineering background has given him the unique skills that most CEO's have to hire to obtain. He understands product design, and simplifying processes in a mobile environment He also knows what brick & mortar business owners want and need to grow their business and clientele using a mobile... READ MORE



Marvin Alameda
IGENAPPS INVESTOR

THE BUZZ ABOUT IGENAPPS

This was probably the coolest app I saw at SXSW... This is what we talk about when we talk about innovation.

Jason Parham
Associate Editor at Complex, March 12, 2014

iGenApps... was my favorite demo [at startup conference DEMO 2012]... It makes it extremely easy for anyone to generate a mobile app in less than an hour.

Shel Israel
Contributor at Forbes

These Tools And Resources Will Help You Create A Mobile App

June 17, 2016

If you're like most web designers and web developers out there, then you probably fall back on one or several familiar tools in order to prototype, create, distribute, and publish your apps. Yet, new resources are frequently added to the market, and some

12 Candidates to Become the Next Instagram

June 17, 2016

There's no more excitement and hype in online media today than in mobile services and applications, all the more since Facebook just paid a billion bucks for the mobile photo sharing service Instagram. This morning at the venerable DEMO conference in

Mobile App Security Firms Stand Out At Start-Up Conference

June 17, 2016

I left my home in Marin at 6:30 am for a 90-minute drive. It took me three hours to get to the Hyatt Santa Clara for DEMO 2012, the longest-running of the startup spotlighting conferences, which began at 8:30. I missed the keynote and first

iGenApps for Non-Technical Mobile Founders

September 26, 2014

According to iGenApps, this past year more than 25 percent of the US population actively sought online information regarding how to create apps from their mobile devices. As a direct response, they have just launched their platform, Apper, on the

iGenApps : Create an app from within an app

September 18, 2014

We have been covering the number of ways by which you can create your own mobile applications. We have reviewed web-based platforms which help you create your own mobile app. These websites cater to the needs of non-technical people who

Check out some more of the best pitches in our 30-second video pitch contest

March 19, 2014

VentureBeat's 30-second pitch contest, Win30s, is back for another year. And we've extended the deadline, so there's still time to enter for a shot at $100,000 in prizes and investment and of course, eternal glory and immortal awesomeness. Our too-

Create Your Own Mobile App Using the Architect App by iGenApps - FashInvest

March 19, 2014

In our App of the Week series, we take a look at the newest and coolest apps to see if they're worth a try Leaders or members of any type of group or organization that want to share content with their peers through a mobile application will find it easy

The Coolest Tech Products We Discovered at SXSW 2014 - iGenApps

March 12, 2014

What if everything you did-from getting dressed in the morning to eating lunch to typing on the computer-was transformed into some sort of childlike, superhero experience? Well, Moff intends to do just that. The wearable smart toy, which is

WordPress and Squarespace Democratized Web-Building

27% of all websites are powered by WordPress alone.

Millions of small businesses and individuals use site-builder services to take their brand to the next level. But custom-developed websites are expensive and are difficult to maintain source code. As the web becomes even more ubiquitous, the number of users turning to services like WordPress will only grow.

WordPress

27% of websites
in the world are powered by WordPress

WiX

80 Million
websites created with 800 employees and over $200 million in revenue

SQUARESPACE

2 Million
sites created with 580 employees and over $50 million in revenue

Mobile Apps are the Next Generation; We're the Answer

Content-based apps are the next step for growing brands and IGenApps makes it easy.

Traditionally, the only way to do create an app was to hire a web or app developer, but finding the right people to create your app isn't a cheap or easy task. We're fulfilling the demand for a more customizable, intuitive, and affordable way to create mobile applications. We've crafted a simple, streamlined way for businesses to build out their own app in less than an hour.

How It Works

We've received two U.S. patents for app-building services.

Apper allows you to create Apps for mobile, tablet and desktop devices on the go without any previous coding knowledge. By using our patented wizard building process, Apper guides you step by step to create amazing looking Apps with elements such as icon images, splash screens, backgrounds, multiple menu types and various content screens.


Imagine

Download "Apper"

Apper provides a free 3 day trial and the option to subscribe for $4.99/month or $49.99/year.


Choose

Choose Your Screens

Choose and build from 60+ available screens. Set up maps, calendars, contacts, content and more.


Interact

Test Your App

Build an app that works with any device: Android, Apple, and Windows. Even test desktop views.


Publish

Publish the App

Harness the power of mobile with unlimited visitors, unlimited updates, powerful analytics and more.

3 Million Users So Far and Counting

We are currently the #1 mobile app builder in the App Store and Google Play.


Total Users in 2017: 3,000,000
3M
2.5M
2M
1.5M
1M
500K
0
2011
2012
2013
2014
2015
2016
2017
Total Annual Users

2,000

Downloads Everyday

3,000,000

Total Registered Users

Check Out Some of Our Users

GI Dance Center
Kayla Fyfe
Business

My Little Kitchen
Sara Youssef
Food & Drink

GOGA DANCE
Martin Goga
Education

LLowCamp
LLowCamp
Events

Milo Designs
Leon Marco Wood
Business

Olympus Coffee
Edgardo Vega
Food & Drink

Triumph
Steve Adams
Health & Fitness

WAPA Radio
WAPA Radio
News & Information

Growing Market

Mobile traffic is growing 66% per year.

Figure 1. Mobile traffic in exabytes (EB) per month, global, 2012-2017



Global mobile traffic (in EB per month)
12
10
8
6
4
2
0
CAGR (2012-17)
CAGR (2012-17): 66%
0.9
1.6
2.8
4.7
7.4
11.2
+ 81%
+ 113%
+ 31%
+ 89%
2012
2013
2014
2015
2016
2017
Nonsmartphones
M2M
Other portable devices
Laptops
Tablets
Smartphones

Note: 1 exabyte (EB) = 1,000 petabytes (PB) = 1 million terabytes (TB) = I billion gigabytes (GB)

Source: Cisco Systems' Visual Networking Index (2013)
Graphic: Deloitte University Press | DUPress.com

Figure 3a. PCs, smartphones, and tablets: Unit shipment forecast, global, 2011–2017



Shipments (millions)
1,000
900
800
700
600
500
400
300
200
100
0
CAGR (2012-17)
+14%
+31%
-4%
2011
2012
2013
2014
2015
2016
2017
PCs
Smartphones
Tablets

Source: Gartner (2013)
Graphic: Deloitte University Press | DUPress.com

> *iGenApps - a Candidate to Become the Next Instagram.*
>
> Forbes Magazine

MEET THE FOUNDERS



Norman Ortiz

CEO

Entrepreneur and Tech Guru with 15+ years of experience in mobile and online technologies focusing on process optimization.



Martijn Van Halen

CTO

Cloud and Mobile Architect/Dev. Worked at Payvision. Studied at at HES Amsterdam

AND THE REST OF THE TEAM



Ricardo Alcocer

Advisor

18+ years experience in the software development industry, focusing on Internet and Mobile tech.



Ziv Gillat

Advisor

Eye-Fi co-founder. Founder Institute mentor. 500 Startups Mentor. Forq co-founder



Marcos Polanco

Advisor

Fellow at Kauffman Fellows.



G. Antonio Sosa-Pascual

Advisor

Worked at Advent International Affiliate. Studied at MIT and University of Chicago.



Ramphis Castro

Advisor

Co-founder of ScienceVest (YC F3), a fund and platform for hard-tech and life science companies, and Impact Science Angels, an angel group focused on investing in companies that can impact 1MM+ lives.

RAISED $133,609 FROM 0+ INVESTORS

RevTech Labs III Fund

Provides a place for tech startups to launch themselves.

Founder Institute

World's premier idea-stage accelerator & startup launch program

nReduce Incubator

Online Startup Incubator

Stanford Latino Entrepreneur Leaders Program

Latino entrepreneurship research, and education impact programs at Stanford University.

DETAILS

– COLLAPSE ALL

What are you building?

We're building next wave of app developers by empowering anyone without any coding experience, to be able to create or sale mobile apps to others. We will build the first social marketplace where people looking to get an app made, can come in and put a request with certain specifications, and our community of over 1.1 million registered users will choose if they want to build that app for money. We then take a commission out of each transaction and customers will be happy by choosing the best option. We are now working on new features and functionality that will enhance the options to our users while expanding our product line. We are creating a suite of apps that will complement each other, providing benefits to our target audience, while allowing us to co-promote between them.

What problem are you solving?

There are many people, especially business owners, organizations and churches, who want to create apps for their events, fans, members, clients or customers. Traditionally, the only way to build an app was to hiring a web or app developer, but finding the right one isn't easy or cheap. We're fulfilling that demand for apps that are meant to provide content and have immediate call to actions that can potentially increase customer retention, loyalty, and boost sales.

What does the process of building an app through IGenApps look like?

After downloading and registering in our app, users are taken through a walkthrough tutorial that helps them set up the basics before they start creating and customizing an app. They can input content, add images, set map locations, include videos, integrate social feeds, create call to actions, among other things. It's a pretty simple and intuitive process that requires little to no knowledge on app development nor design.

Without your app, how would business owners build an app and how much would it cost?

Typically, they would hire someone to code and build the app for them. There are some platforms like Upwork and Fiverr where people can hire others to do certain tasks such as creating an app but, the problem with that, is that it is very unreliable or expensive. But the reality is that most non-tech related business owners have no idea where to start finding someone to do an app for them. Creating a website is very different than creating an app, even though it can be done with the same technology. It's a different mindset, skillset and features.

Even if they find someone to do it for them, the cost of making an app starts at $5,000 and can go all the way to $50,000 depending on the complexity of the project. A non-technical people will have a difficult time taking even the first step in app design; it can be an overwhelming process and they may not know where to start or how to provide the right specifications of what they want or need.

How complex is the app building process?

The app creation process using our tool, is unbelievably simple. You can make any conis as complicated as you want to be. It all depends on the amount of content, media and interactivity you want to have with your users. Some apps rely on a backend that can support a dynamic content like social networks, eCommerce, or any cloud service.

Who is your user base?

Our current user base is mostly made of two types of people. First are the people who are mainly curious about the app-making process, who use our platform for educational purposes. We have, for example, teachers that use our platform to teach students in computer classes how to build apps.

The other half are entrepreneurs who want to have an app, but who don't have the knowledge or resources to fully build their own. These business owners are our main focus because they're always going to be looking for new ways to grow their business and bring in more customers. We all know that the mobile medium is the way to go right now. We have doctors, beauty salons, dance classes, teachers, gyms--all sorts of businesses--that are looking to find more customers and have a wider reach. They're looking to be ahead of their competitors by operating through a mobile app.

Do you see your business taking a similar path to website builders like Wix and Squarespace?

I think one of the reasons they're so successful is because they were early in the web design, just as we're early in mobile app design. Now, there are almost 800 million websites, versus the 3 million apps currently offered between iOS and Android. We have a long way to go in terms of converting those current websites into apps or mobile versions, and I see 10-15 years of growth possible there.

Now, Wix has been in business for more than 10 years with offices in a couple of places around the world and over a thousand employees. There's definitely a market for these types of website builders, and I think the interest will shift to app-builders as well in the near future.

When and how did you get started?

I started creating the first version of IGenApps back in 2010, before I even thought about making it into a mobile app for making apps. That early version used your computer to create the html, css, and JavaScript files that a web app should have at the time. Then, you could upload those files through your FTP server and have a mobile app. However, it was a bit complicated for the time, because most people didn't know how to submit files through the web. I started selling it online through eBay and online and made some sales, though it wasn't that popular yet.

There were other websites that started doing the same thing though, so I decided not to continue on that route. I didn't want to compete directly with them by just making another website to create apps. Instead, I knew that mobile was going to be the future. I decided to start designing a way of creating an app through the mobile screen directly. I thought that the best way to do this was by taking users through the process step by step, rather than a drag and drop interface, to best suit the small screen of a mobile device. I filed for a patent for mobile device app creation using this method, and got it approved after 4 years.

Why is mobile the future for businesses?

The mobile industry has been very important for the past 15 years, even before the advent of smartphones. There are 2 phones per person in the world right now. In the U.S. and other developed countries, it's like 95-97% integration already. In maybe the next 5-10 years, traditional phones will be replaced by smartphones for non-developed countries. Adding to this, you also see Google and Facebook trying to create the infrastructure necessary to make internet globally accessible for everyone. In early 2014, Internet usage on mobile devices exceeded PC usage, which just shows how increasingly dependent users are on mobile connection.

Who are your competitors?

On the app store on Google Play, our competitors are very limited. There aren't that many, but one of them is GoDaddy. GoDaddy has an app that creates mobile sites. It's not, however, an app to make apps, but an app to make mobile sites.

There are some other competitors, but the traffic they have is so incredibly low - maybe 10 downloads per day. We're in the 2,000 downloads per day range. They're not even competing with us right now. Even GoDaddy has only half our downloads per day.

How many users do you have?

We have probably 1 million downloads right now, but we have around 570,000 registered users. Our downloads per day usually fluctuate between 1,600 to 2,000. From that number, we get maybe 1,800 registered users, losing between 15-20% that don't register. Right now, we have a 0.6% conversion rate of users becoming subscribers. Subscriptions are mainly driven by countries like UK, US, Brazil, Italy, and France. And we're hoping to capture an even wider audience by increasing our supported languages from 7 to 11, adding Russian, Chinese, Indonesian, and Japanese.

What's the difference between your subscriber product and the free version?

The free version allows people to create an app, play around with the design, and preview it. To publicly publish their app, they're given 3 days of free trial before they'll be prompted to subscribe to either a monthly or yearly plan. Once they've subscribed, their app is going to also be searchable through Google.

After subscribing, the user also has the option to request a premium service plan, which can be something like creating a custom screen or having us submit their app to the app store and Google Play. If they want to do that, we can add all the tools and certification service. If they want to have it hosted on their own account, we can also do that for them. We'll submit it first, file it to our account, and then transfer the app back to the owner.

How much do you charge users?

Right now, it's a standard monthly fee of $5 a month. That's going to be changing in the next couple of months when we introduce the new version, but right now that's the price.

For the new pricing, we're going to have 3 tiers, not just 2 - they'll be able to choose from a 1, 3, or 12 month subscription. For month-to-month subscriptions, the fee is going to be $17/month, but if they want to pay for the 3 months at a time, it's only $15/month. For the pro-version which will include everything like submitting to Apple and Google, proof certifications, etc., the price will be $45/month.

What made you decide to jump on that pricing?

We have done some research on our competitors, and they are also increasing their fees to around the same price point. We have seen that this is an elastic market, so we can have the luxury of increasing the price to increase our revenues and reach more customers. When we start generating more revenue, by charging our customers a little bit more, we will be able to direct more effort into customer acquisition - leading to more customers and increased awareness for our product.

What do your monthly revenues look like right now, before the price change?

Our main expenses right now come from salary and some creditors that we pay, which aren't that costly at the moment. So, at the $5 subscription rate, we make around $10,000 a month right now.

What's your growth like?

We were starting to see a huge rise of downloads and subscribers at the end of last year between September and October. We were growing 65% each month, month over month during that period. That tremendous influx is settling down now, and right now, we have 20% organic growth. We haven't been spending any money on marketing, but we're going to begin this month. Previous to that, all growth had been organic.

How do customers find out about IGenApps?

People are finding us mainly through searches using their mobile devices. When you do a search request on Google, through a mobile device, it will show you apps that are related to those keywords. This acts in our favor by putting us by default on the first page of Google, even before the first result. We're just below the ads.

We are in a prime spot on Google with a lot of keyword associations, like "creating an app", "make an app", "how to create an app", etc. It would probably take a year for others to get to that point. It's very competitive and very pricey. If you had a paid ad on Google for those keywords, it costs between $9 -12 for just 1 click.

What are your plans for marketing growth?

We're seeking out other keywords that we're missing and could use to our advantage. For example, if we search our competitors name, we don't show up right now. So, if we see that a certain word or a competitor's name generates a lot of traffic, we might do some FCO to take a piece of the pie from those results.

We're also going to be doing more online content. We don't have a blog right now, but I'm aware that some of the competitors do. It might be helpful for our community of users to have some way to interact, ask questions, and receive news of updates or features.

Another thing we're going to do is more traditional marketing. We're going to play around with Facebook and Google ads. We're also trying out ad placements in the Google Play store, not just the search engine. We'll see which ones give better results so we can stick with one and let slide the ones that aren't performing so well.

Tell us about your cost of customer acquisition.

It costs us 10-15 cents per download. Roughly speaking, we have identified that we need 200 downloads in order to get 1 subscriber. From that we can calculate our customer acquisition cost. Each subscriber has to stay on for 6 months for it to be profitable for us at the current pricing.

Do you have a lifetime value calculation?

The average time each subscriber stays on is 3 months, so the lifetime value is about $15 per subscriber.

What's the most common reason users leave Apper?

Most often it's because business owners are trying it out only to see if they can bring in more customers. The problem is that if you don't advertise your app, nobody's going to know. It's like buying a car and not putting gas in it. You can't expect it to take you from point A to point B without putting gas in the tank. That's usually what happens with these users.

One of the things that we're considering is either partnering up with a marketing company that can provide marketing services for the apps, or simply doing it ourselves. That is, of course, if we can get enough funding to start expanding our business in that direction. That's the goal though: to be able to provide the whole package of creating the app and also marketing it.

Do you do any advertising on the premium product, or is it completely revenue free?

We don't have ads in our app at all right now, and we don't plan on doing banner ads. We do, however, plan on offering ads for customers who want to include them on their own apps. That's something that has been requested of us, which is why we're offering it.

On our own app though, we don't have ads because customers hate it. When we first started, the free version of the app had a banner ad, but people hated them so much that we decided to take it out. Instead, we're planning on showing full 30-second video ads to unlock certain screens or features inside the app. Instead of purchasing certain features, people would need to watch 30 seconds of a full screen sized video ad to unlock these features.

How big is the market?

Three years ago there was a study of how big the app development market was going to be in 2017--a hundred billion dollar market. There's a high demand for such a service--one that I see all the time in Puerto Rico, the place I'm from. Many people in Puerto Rico are looking to create apps but can't find developers there, which reflects a lack of developers worldwide. Only 1 out of 2,600 people are developers, worldwide. It's very hard to find developers if you're not in this ecosystem of startups and entrepreneurship, so our

In terms of people who could use our app, that includes restaurants, schools, churches--basically all registered businesses in the U.S. are within our market.

Tell us about the team.

I am a Six Sigma certified green belt. My background is in industrial engineering. My expertise is in process improvement and optimization. Back in the 1980s when I was a teenager, I started using computers to fiddle with animation and some computer software. Then as a professional, I started creating my own businesses and designing for other businesses. I turned my passion for art into designing graphics, logos, and websites.

Then there's my partner Martin. He's from Spain and acts as the back end guy. He has been able to create the entire back end system. At the previous startup he was working at, he was the CTO with a team of 9 people under him. It was a paying platform like iTunes that sold movies and books, even before apple had one. They were all doing it in the UK. It's been helpful knowing a lot of the back end infrastructure that is needed to scale a business like this.

What are your patents?

Basically, our patent covers creating a mobile app through a mobile device using both a wizard or tap method. A wizard method will take you from step 1 to step 2 to step 3 to step 4. In a tap methodology, you go from 1 to 3, or from 3 to 5 and from 5 to 2. You can go back and forth.

We also have protection on the four main ways of communication between server, client, database, and end user in terms of the data, the flow of the images, and the communication and the compilation of the app itself.

What are your biggest risks?

I think the biggest risk is always dependency. You're always dependent on the technology you're using. You're always dependent on what is trendy or what people are looking for. They're always looking for the latest and trendiest design. People might look at your app and say, "Oh, that app is old. I don't want to download." Everything is risky.

Another risk is the distribution channel, because if that's gone and you don't have anywhere to share your product, then your company dies. This happened to us in the beginning, when we first launched our app back in 2011. The first prototype we submitted through Apple took months to get approved - they felt threatened that we had an ability to make apps without their approval. It took awhile to get them approved, but we did it. Also, there's always the risk of your server going down. Anything that threatens your distribution channel is going to be a bit of a risk.

How much runway do you have?

We reached profitability in early 2017 so we can fund the business through cash flows for the forseable future.

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RISKS SPECIFIC TO IGENAPPS

1. - iGenApps already profitable, but not enough to grow as fast as we want to grow to stay ahead of the competition. Investors won't see a return until the company is acquired or becomes substantially profitable and starts paying dividends to shareholders.

- Our customers who create an app for their business may not be growing enough to make a lot of money.

- The possibility that a bigger company would grab most of the marker share on our space. iGenApps operates in a sector where other participants create competition. The company operates in a market that is growing and will attract competition. Competition is driven by proprietary technologies and... **READ MORE**

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Martijn van Halen

CTO and Co-Founder of iGenApps Inc., App - Full Stack Cloud Developer / Architect

iGenApps Inc. • Hogeschool van Amsterdam

Almería Area, Spain • 500+

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CTO and co-founder of iGenApps Inc. Working on the next generation of Mobile App Development. With patented technology and methods. Contact me for investment opportunities. We have proven track record and tr… See more

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CTO and Co-Founder
iGenApps Inc.
Dec 2013 – Present • 3 yrs 6 mos
Almería Area, Spain

As CTO and Co-Founder responsible for iGenApps Cloud strategy and technology.

Working on the next generation of Mobile App Development.With patented technology and methods.

We have our Apper App in the Apple iTunes Store, Amazon and Google Play. We are preparing a Windows Phone version as well. We have a lean and mean international team with a flexible and scalable cloud and App setup. We are continuously improving our services and adding new features.

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Introducing Apper

Developer and Cloud Software Architect

Self Employed - Apps and Cloud Freelancer

Apr 2013 – Present • 4 yrs 2 mos

Almería Area, Spain

Apps and Cloud projects that have positive impact on my clients, their customers and partners. Solutions, strategy and consultancy that have impact now and allow for growth by opening new doors in the near and long-term future.

Development, project management, consultancy and Architecture for:

- Cloud websites and Apps
- Native Apps for Windows 8
- Native Apps for Windows Phone
- Native Apps for Android
- Native Apps for IOS
- Multiple platform Content Management Systems (Web, Mobile and hybrid)
- Multiple platform web apps in PhoneGap and Jquery Mobile

Competitive pricing and available independent or in a team. I can also find or setup a team for you project. Work from Spain, but can visit(travel) when needed.

Development Director

Tinoza

Nov 2010 – Oct 2013 • 3 yrs

Almería Area, Spain

Head of technology and software development. Working with innovative technology to create new services and products. Work as interim with existing software development teams or with our own team. Project management and lead software development with Spanish developers for IT nearshoring to Spain.

- IT strategy
- Research projects
- Software Development lead
- Team and project management
- IT nearshoring

System Engineer - Architect

Equens

Apr 2009 – Oct 2010 • 1 yr 7 mos

Equens in the past known as Interpay. Company which handles most of the payments in the Netherlands, Germany and Italy. Connected with al major banks and Visa, Mastercard and Sepa networks.
Working on several projects from Office Automation to IT Infrastructure mergers and PCI DSS. Lead Wintel in the Engineering team which determines strategy and best practices. On multiple levels as engineer, consultant and architect.
Did several RFP and RFI processes working with HP, Atos, IBM, Fujitsu, Microsoft and many more.

Chief Technology Officer

Payvision

Apr 2002 – Mar 2009 • 7 yrs

CTO for all technology, infrastructure and ICT security for Payvision. Managed developers, systems administrators and technical / commercial communication with suppliers, banks, auditors and customers. Setup, monitored and documented several subsidiary projects.

Billing, media and DRM security services for clients such as Free Record Shop, Tien / Talpa, Sport1 (Chellomedia), NPO (EC streams) and Mindscape.
Worked with suppliers and partners such as British Telecom, Akamai, Colt Telecom, Dell, Microsoft, Dimension Data, HP, EMC, Netapp and SCC.

Setup infrastructure and software development for e-mail, telephone, unified messaging, VoIP, 0900 network, Internet and hosting activities for Internet payments, websites and media services. With multiple network locations, and offices.

Guided Payvision through by the PCI data security standard 2 times. (Visa and MasterCard credit card transaction security standard for businesses) by changing/updating processes, infrastructure and documentation to a higher level.

Was responsible for all technical services in Amsterdam and satellite offices in Madrid, New York, London and Singapore.

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Education

Hogeschool van Amsterdam
HBO, Business Computer Sience
1998 – 1999

Business IT



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Eng. Norman Ortiz, MS, MBA

Mobile UI/UX Jedi Master

RingCentral • University of Phoenix

Lake Worth, Florida • 500+

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Norman Ortiz is a professional and serial entrepreneur with formal and acquired experience in driving performance with solid analytical, strategic and managerial skills with lots of business acumen. He is w… See more

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Experience

User Experience Marketing Manager
RingCentral
Dec 2016 – Present • 6 mos
Boca Raton, FL

Improving the online experience in sale funnels for the US and international markets. Manage the redesign and enhancements to the main website and be a liaison for the other international markets.

Founder
iGenApps Inc.
Nov 2012 – Present • 4 yrs 7 mos

The Next Generation of App Development. Creating mobile apps from any mobile device was something difficult to believe 3 years ago. Now, with our unique patent pending method, we allow anyone, regardless of their technical background and programming skills, to create and generate mobile apps straight from their mobile device, anywhere at any time. Apps are immediately generated to be shared with others around the world without any approval process, extra costs or complications.

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iGenApps Inc.



Introducing Apper - The first App to create Apps

Sr. UI/UX Designer
RingCentral
Nov 2015 – Dec 2016 • 1 yr 2 mos
Boca Raton, FL

Creating mockups, animation prototypes, icons and logo designs for Glip. Creating new features and functionalities to the product.

Operational Effectiveness Director
Bristol-Myers Squibb
Jan 2012 – Dec 2015 • 4 yrs
Guaynabo, PR

• Responsible for providing data analysis, solutions and systems support to the Commercial units (Sales, Marketing, Medical and Access).
• Gather business needs from the Sales and Marketing teams and translate them into actionable tasks to be developed.
• Keep Commercial Business Unit leads informed via weekly or monthly reports of the performance of Rx and sales.
• Improve internal data processing and reporting tools
• Provide recommendations and develop automation processes for internal efficiencies.
• Design and implement dimensional data models with millions of datasets for BI tools.
• Generate, analyze and provide reports with trends and market behavior of total prescriptions and sales.
• Improve internal data processing and reporting tools with latest technologies and innovation
• Manage sales performance using data from Salesforce.com as well as other sources of data to prepare dashboards and reports.
• Search and deliver solutions that would increase performance in the sales force using mobile app technology.
• Manage vendors to acquire data, develop solutions and provide services.

Software and Marketing Executive Consultant
XPOUS
Jan 2000 – Dec 2011 • 12 yrs
Guaynabo, PR

Develop online and mobile solutions to small and medium businesses. Design and develop marketing strategies and new branding of products and companies for companies like P&G, Pfizer, Apple, Nestle, GlaxoSmithKline, Phoenix University, Goya, Bristol-Myers Squibb, Pharmacia, Pepsi and many more.

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Education

University of Phoenix
Master of Business Administration (MBA), 3.76
2013 – 2015

Founder Institute
Graduate, Entrepreneurial and Small Business Operations
2012 – 2012

iGenApps

Ashburry University
Master in Science, Operations Management 2009
2008 – 2009

Operations Management

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